UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CASA SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 1, 2022

Dear Stockholder:

I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Casa Systems, Inc. (“Casa Systems”) to be held via the Internet at a virtual live webcast on Thursday, May 12, 2022, at 10:00 a.m. Eastern Time.  You can register to attend the Annual Meeting at www.proxydocs.com/CASA.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2021 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request paper copies of those documents. All stockholders who do not receive a Notice will receive paper copies of the proxy materials and the 2021 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

To support your health and well-being in light of the continuing concerns resulting from the coronavirus (COVID-19) pandemic, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, as well as vote your shares electronically and submit questions during the Annual Meeting, by visiting the above-mentioned Internet site. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet at the Annual Meeting or by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Thank you for being a Casa Systems stockholder. We look forward to seeing you at our Annual Meeting.

Sincerely,

Jerry Guo
President, Chief Executive Officer and Chairman

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, whether or not you plan to virtually attend the Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on the Notice or on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save Casa Systems the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to your broker by completing and returning any voting instruction form that your broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet prior to the Annual Meeting). For your vote to be counted, you will need to communicate your voting decision in accordance with the instructions set forth in the proxy materials. Voting your shares in advance will not prevent you from virtually attending the Annual Meeting, revoking your earlier submitted proxy in accordance with the instructions set forth in the proxy materials, or voting your shares at the virtual Annual Meeting.

CASA SYSTEMS, INC.

100 Old River Road

Andover, Massachusetts 01810

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Casa Systems, Inc. will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) via the Internet at a virtual live webcast on Thursday, May 12, 2022, at 10:00 a.m. Eastern Time, for the following purposes:

•	To elect two Class II directors to hold office until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•	To ratify the appointment of Ernst and Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

To support your health and well-being in light of the continuing concerns resulting from the coronavirus (COVID-19) pandemic, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, as well as vote your shares electronically and submit questions during the Annual Meeting. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

Only stockholders of record at the close of business on March 21, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the proxy statement (the “Proxy Statement”). You are entitled to virtually attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/CASA prior to the deadline of May 10, 2022, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. You will not be able to attend the Annual Meeting in person. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must also register in advance at www.proxydocs.com/CASA. For instructions on how to vote your shares, please refer to the section titled “Voting” beginning on page 1 of the Proxy Statement or the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on Thursday, May 12, 2022, for Casa Systems, Inc.

The Proxy Statement, our Annual Report on Form 10-K, instructions to access the Annual Meeting and voting instructions are available at www.proxydocs.com/CASA.

By Order of our Board of Directors,

Jerry Guo
President, Chief Executive Officer and Secretary

Andover, Massachusetts

April 1, 2022

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	30
RELATED PERSON TRANSACTIONS	31
Policies and Procedures for Related Person Transactions	31
TRANSACTION OF OTHER BUSINESS	33
ADDITIONAL INFORMATION	33
Procedures for Submitting Stockholder Proposals	33
APPENDIX A: DEFNINITIVE PROXY SOLICITATION MATERIALS	34

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 12, 2022

GENERAL INFORMATION

Our board of directors solicits your proxy on our behalf for the 2022 Annual Meeting of Stockholders, or the Annual Meeting, and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying proxy card. The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on Thursday, May 12, 2022, via the Internet at a virtual live webcast.  You can register to attend the Annual Meeting at www.proxydocs.com/CASA. Information on how to vote, including over the Internet at the Annual Meeting, is discussed below.

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by no later than April 1, 2022.

In this Proxy Statement the terms “Casa Systems,” “the company,” “we,” “us,” and “our” refer to Casa Systems, Inc. The mailing address of our principal executive offices is Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. All website addresses set forth in this Proxy Statement are for information purposes only and are not intended to be active links or to incorporate any website information into this document.

Record Date	March 21, 2022.

Quorum	A majority of the shares of all issued and outstanding capital stock entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum.

Shares Outstanding	84,833,827 shares of common stock outstanding as of March 21, 2022.

Voting	There are four ways a stockholder of record can vote:

(1)By Internet Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you may vote over the Internet prior to the Annual Meeting by following the instructions provided in the proxy card.

(2)By Telephone Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you can vote by telephone by following the instructions in the proxy card.

(3)By Mail Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you can vote by mailing your proxy card as described in the proxy materials.

(4)Voting Over the Internet at the Annual Meeting: Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.proxydocs.com/CASA and registering prior to the deadline of May 10, 2022, at 5:00 p.m. Eastern Time. You will need your control number included in your proxy materials in order to be able to vote during the Annual Meeting.

If you hold your shares through a broker, bank or other nominee and want to vote virtually during the Annual Meeting you may also be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting.  Further instructions will be provided to you as part of the registration process.

Proxies submitted by U.S. mail must be received by us before the start of the Annual Meeting.
If you hold your shares through a bank or broker, please follow their instructions.

Virtual Meeting

To support the health and well-being of our stockholders and employees in light of the continuing concerns resulting from the coronavirus (COVID-19) pandemic, our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our Annual Meeting will be governed by our Rules of Conduct and Procedures which will be posted during the Annual Meeting. We have designed the Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding in-person annual meetings in 2023.

We will host the Annual Meeting live online. There will not be a physical meeting location. You may attend the Annual Meeting live online by registering in advance at www.proxydocs.com/CASA prior to the deadline of May 10, 2022, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including unique links that will allow you access to the Annual Meeting and will permit you to submit questions. You will not be able to attend the Annual Meeting in person. The webcast will start at 10:00 a.m. Eastern Time. Instructions on how to attend and participate online will be included in instructions emailed to you after your registration, and once again approximately one hour prior to the start of the Annual Meeting. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online access will begin at 9:45 a.m. Eastern Time on May 12, 2022.  You should allow ample time to check your audio and video settings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the Annual Meeting starting at 9:00 a.m. Eastern Time on May 12, 2022. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the number included in your emailed instructions. Upon dialing in to the Annual Meeting, you will need to provide your control number.

Accessing the List of Registered Stockholders Entitled to Vote at the Annual Meeting

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices at the address listed above for a period of at least 10 days prior to the Annual Meeting. During the whole time of the Annual Meeting, such list will be available for examination by the stockholders.

Submitting a Question

If you wish to submit a question, on the day of the Annual Meeting, beginning at 10:00 a.m. Eastern Time, you may log into the virtual meeting platform, type your question into the “Ask a Question” field, and click “Submit.” Our Annual Meeting will be governed by our Rules of Conduct and Procedures which will be posted during the Annual Meeting. Our Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the Annual Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Revoking Your Proxy

Stockholders of record may revoke their proxies by virtually attending the Annual Meeting, by filing an instrument in writing revoking their proxy, by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted, or by voting again using the telephone or Internet prior to the Annual Meeting. Your latest telephone or Internet proxy submitted prior to the Annual Meeting is the one that will be counted. If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting. There is no cumulative voting in the appointment of directors:

For Proposal One, the election of directors, the nominees receiving the highest number of votes properly cast FOR election of each class of directors, or a “plurality” of the votes properly cast, will be elected as directors.

For Proposal Two, a majority of the votes properly cast FOR the proposal is required to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of Ernst & Young, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of the nominees for directors and FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment.

Voting Results

We will announce preliminary voting results during the Annual Meeting. We will report final voting results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and final voting results in an amendment to the Form 8-K after they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021, will be delivered to multiple stockholders sharing an address unless we, or the applicable bank, broker or other nominee record holder, have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810 or call us at (978) 688-6706. If you want to receive separate copies of the Proxy Statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our board of directors is divided into three staggered classes of directors as nearly equal in number as possible. Our Restated Certificate of Incorporation states that one class is to be elected each year at the annual meeting of stockholders for a term of three years.  Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

Our board of directors has nominated Bruce R. Evans and Susana D’Emic for election as Class II directors to serve three-year terms ending at the 2025 annual meeting or until their successors are elected and qualified. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the members of our board of directors. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on our board of directors. Our board of directors may fill such vacancy at a later date or reduce the size of our board of directors. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF BRUCE R. EVANS AND SUSANA D’EMIC.

The biographies of each of the director nominees and continuing directors below contain information regarding each such person’s service as a director on our board of directors, business experience, director positions at other companies held currently or at any time during the last five years, and other experiences, qualifications, attributes or skills that caused our board of directors to determine that the person should serve as a director of the company. In addition to the information presented below that led our board of directors to the conclusion that each person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors, including a commitment to understanding our business and industry. We also value our directors’ experience in relevant areas of business management and on other boards of directors and committees of boards of directors.

Our corporate governance guidelines also dictate that, except as may otherwise be permitted by the listing rules of the Nasdaq Stock Market, or Nasdaq, a majority of our board be composed of independent directors whom our board of directors has determined have no material relationship with the company and are otherwise “independent” directors under Nasdaq listing rules.

The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and III directors, and certain information about them, including their ages, are set forth below.

Name	Age	Principal Occupation	Director Since
Nominees for election as Class II directors for terms expiring in 2025:
Bruce R. Evans(3)	63	Lead Director of Casa Systems, Inc., President of Evans Capital LLC and Senior Advisor to Summit Partners	2010
Susana D'Emic(1)(3)	58	Chief Accounting Officer and Controller of Booking Holdings and Interim Chief Financial Officer of Booking.com	2018
Incumbent Class III directors with terms expiring in 2023:
Lucy Xie	56	Senior Vice President of Operations of Casa Systems, Inc.	2003
Bill Styslinger(2)(3)	75	Former Chariman, President and Chief Executive Officer of SeaChange International	2012
Michael Hayashi(1)(2)	65	Former Executive Vice President of Time Warner Cable	2018
Incumbent Class I directors with terms expiring in 2024:
Jerry Guo	58	President, Chief Executive Officer and Chairman of Casa Systems, Inc.	2003
Daniel S. Mead(1)(2)	68	Former President and Chief Executive Officer of Verizon Wireless	2018

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Jerry Guo and Lucy Xie are married to one another. There are no other family relationships among any of our directors or executive officers.

Class II Director Nominees for Terms Expiring at the 2025 Annual Meeting

Bruce R. Evans has been a director of our company since 2010 and Lead Director since February 2022. Mr. Evans has served as president of Evans Capital LLC, a private investment fund, since March 2019.  Mr. Evans has also served in various positions with Summit Partners, a growth equity and venture capital focused alternative investments firm, since 1986, including most recently as senior advisor to the firm, a role he has held since January 2018.  From 2018 to March 2019, he served as chairman of Summit Partners’ board and as a senior advisor to the firm.  From 2011 to December 2017, he served as managing director and as chairman of Summit Partners’ board. From 1999 to 2011, he was one of Summit Partners’ co-managing partners.  During his 34 years with Summit Partners, Mr. Evans has served as a member of the boards of directors of over 35 technology and other growth industry companies in the United States and Europe, including 14 public companies. Since 2015, he has also served as a director of Analog Devices, a public company which designs and manufactures high-performance semiconductor products.  In addition, Mr. Evans is chairman of the Vanderbilt University Board of Trust and the former chairman of Vanderbilt’s Investment Committee. Mr. Evans holds a B.E. in mechanical engineering and economics from Vanderbilt University and an M.B.A. from Harvard Business School. We believe that Mr. Evans is qualified to serve on our board of directors due to his wide-ranging experience in growth equity and venture capital investing in the technology sector and his experience on other private and public company boards.

Susana D’Emic has been a director of our company since December 2018. Ms. D’Emic has served as the senior vice president, chief accounting officer and controller of Booking Holdings, a leader in online travel and related services, since May 2019. She has also served as interim chief financial officer of Booking.com since October 2020.  Ms. D’Emic served as the executive vice president and chief financial officer of Time Inc., a leading multi-platform media and content company, from November 2016 to April 2018. Ms. D’Emic was senior vice president, controller and chief accounting officer of Time Inc. from October 2013 to November 2016. Prior to that, Ms. D’Emic served as senior vice president, controller and chief accounting officer of Frontier Communications, a provider of phone, internet and video services to rural towns and cities across the country, from April 2011 to October 2013. Ms. D’Emic served in a number of finance roles, including as senior vice president, controller and chief accounting officer at Trusted Media Brands, Inc. (then Reader’s Digest Association, Inc.) from January 1998 to April 2011. Before joining Reader’s Digest, she held various positions with Kraft Foods International and Colgate-Palmolive Company and was an audit manager with KPMG. Ms. D’Emic is a certified public accountant and has a B.S. in accounting from The State University of New York at Binghamton.  We believe that Ms. D’Emic is qualified to serve on our board of directors as a result of her strategic financial leadership experience as well as her experience in digital and organizational transformation.

Directors Continuing in Office Until the 2023 Annual Meeting

Lucy Xie has served as our senior vice president of operations since 2011 and as a member of our board of directors since 2003. From 2003 to 2011, Ms. Xie served as our chief financial officer and vice president of operations. Prior to joining Casa Systems, Ms. Xie held various accounting, finance and management positions at Raytheon, a U.S. defense contractor and industrial corporation, and Lucent Technologies, a telecommunications equipment company. Ms. Xie has also served as the vice chairman and a board member of the Asia-America Chamber of Commerce. Ms. Xie holds an M.B.A. in accounting from Fairleigh Dickinson University. We believe that Ms. Xie is qualified to serve on our board of directors due to her experience as an executive in the telecommunications industry, her extensive knowledge of our company and her service as our senior vice president of operations.

Bill Styslinger has been a director of our company since 2012. Mr. Styslinger served as chairman, president and chief executive officer of SeaChange International, a provider of multiscreen video software and services, from its inception in July 1993 until his retirement in December 2011. Mr. Styslinger has served as a board member of Scotgold Resources, Ltd., a publicly traded mineral exploration company, since September 2018, and Metrosoft, Inc., a fintech company that develops multi-tier, service-oriented asset management software, since October 2017.  Mr. Styslinger was also previously a member of the board of directors of Omtool, a provider of enterprise client/server facsimile software solutions. Mr. Styslinger holds a B.S. in engineering science from the State University of New York at Buffalo. We believe that Mr. Styslinger is qualified to serve on our board of directors due to his leadership expertise, including service as chief executive officer of a public company with international operations, as well as his knowledge of the telecommunications industry.

Michael T. Hayashi has been a director of our company since November 2018. Mr. Hayashi served as a partner at Jinsei 2.0 Consulting, a technology and business consulting services firm focusing on the cable industry, from April 2015 to December 2017. Prior to his work at Jinsei, Mr. Hayashi spent more than 20 years at Time Warner Cable, Inc., a cable television service provider, including as executive vice president of architecture, development and engineering from 2010 to March 2015, as senior vice president of advanced engineering and subscriber technologies from 2000 to 2010, and as vice president of advanced engineering from 1993 to 2000. He previously served as chairman of Petrichor Technologies, an early stage developer of video service provider infrastructure software, from December 2016 to April 2019.  He also previously served on the boards of directors of Espial Group Inc., a publicly traded supplier of television software and solutions, from April 2015 to April 2018, and Mindspeed Technologies, Inc., a semiconductor supplier, from 2005 until its acquisition by MACOM Technology Solutions Holdings, Inc. in 2013. Mr. Hayashi has a B.S. in engineering from Harvey Mudd College and an M.B.A. from The Ohio State University. We believe that Mr. Hayashi is qualified to serve on our board of directors as a result of his significant leadership experience in the telecommunications industry.

Directors Continuing in Office Until the 2024 Annual Meeting

Jerry Guo, the founder of our company, has served as our president, chief executive officer and as the chairman of our board of directors since our founding in 2003. Prior to founding our company, Mr. Guo served as the vice president of broadband at River Delta Networks, which was acquired by Motorola in 2001. Prior to that, Mr. Guo was a research scientist at Bell Laboratories’ research division. Mr. Guo holds a Ph.D. in electrical engineering from the University of Wisconsin-Madison and an M.S. in optical instruments from the Department of Precision Instruments at Tsinghua University. We believe that Mr. Guo is qualified to serve on our board of directors due to his leadership experience in the broadband and network industries, his extensive knowledge of our company and his service as our president and chief executive officer.

Daniel S. Mead has been a director of our company since March 2018. For over 35 years, Mr. Mead served in various leadership roles at Verizon Communications and its predecessor companies, including serving as the chief executive officer and president of Verizon Wireless from October 2010 to July 2016 and as the chief operating officer and executive vice president of Verizon Wireless from October 2009 to October 2010. Mr. Mead served as the chairman of the Cellular Telecommunications & Internet Association, or the CTIA, from July 2013 to December 2014.  Mr. Mead has served on the board of directors of Syniverse Holdings, Inc., a privately held (formerly publicly traded) business services company in the mobile communications industry, since October 2016, and Terrestar, a Canadian-based telecommunications provider, since November 2015.  He previously served as a member of the boards of directors of the CTIA from September 2010 to March 2015 and Vodafone Omnitel from September 2009 to October 2010. Mr. Mead also served on the Board of Trustees at Pennsylvania State University from July 2014 to July 2017, including as chairman of its Finance and Capital Planning Committee. Mr. Mead has a B.S. in quantitative business analysis and finance from Pennsylvania State University and an M.B.A. from Pennsylvania State University. We believe that Mr. Mead is qualified to serve on our board of directors as a result of his significant leadership experience in the telecommunications industry.

Executive Officers

In addition to Mr. Guo, our president and chief executive officer, and Ms. Xie, our senior vice president of operations, who also serve as directors, our executive officers are:

Weidong Chen, age 53, has served as our chief technology officer since 2004. Mr. Chen previously served as a member of our board of directors from 2010 to 2019. Prior to joining Casa Systems, Mr. Chen served as a software manager at Motorola, a multinational telecommunications company, from October 2001 to November 2003. Mr. Chen holds a Ph.D. in physics from the University of Pennsylvania.

Scott Bruckner, age 63, has served as our chief financial officer since January 2020. Mr. Bruckner will be resigning as our chief financial officer, effective as of April 3, 2022, to attend to family matters. Mr. Bruckner previously served as our senior vice president of strategy and corporate development from November 2017 until January 2020. Prior to joining Casa Systems, Mr. Bruckner served as a senior managing director of Macquarie Group from June 2015 to November 2017 and as a partner at Perella Weinberg Partners from April 2007 to May 2015. Mr. Bruckner holds a B.A. in international relations and Slavic languages and literature from the University of Southern California and an M.A. and a Ph.D. in political science and political economy from the University of California, Los Angeles.

Board Experience, Skills and Diversity

We believe that our Board best serves the Company and our stockholders with a diversity of backgrounds, skillsets, industry experiences and expertise.  The following matrices highlight our directors’ primary qualifications, demographics, and tenure. These matrices are intended as high-level summaries and not exhaustive lists of each director's skills or contributions to the Board.

Board Experience and Skills Matrix

	Jerry Guo	Susana D’Emic	Bruce Evans	Michael Hayashi	Daniel Mead	William Styslinger	Lucy Xie
Qualifications
CEO Experience	✓		✓		✓	✓
Industry Experience	✓	✓	✓	✓	✓	✓	✓
Technology Leadership	✓		✓	✓	✓	✓	✓
Governance/Public Company Experience	✓	✓	✓	✓	✓	✓
Financial Experience	✓	✓	✓	✓	✓		✓
International Experience	✓	✓	✓	✓		✓	✓
Strategy Experience	✓	✓	✓	✓	✓	✓	✓
Risk Management Experience	✓	✓			✓	✓
Cybersecurity Experience			✓			✓	✓
Board Tenure
Director Since	2003	2018	2010	2018	2018	2012	2003

Board Diversity Matrix

As of March 11, 2022
Total Number of Directors:	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose Demographic Background	—

CORPORATE GOVERNANCE

Director Independence

Rule 5605 of the Nasdaq listing rules requires a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors. The audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

At least annually, our board of directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our board of directors will make an annual determination of whether each director is independent within the meaning of the independence standards of Nasdaq, the SEC and our applicable board committees.

Our board of directors has determined that each of Messrs. Evans, Hayashi, Mead and Styslinger and Ms. D’Emic is an “independent director” as currently defined under Rule 5605(a)(2) of the Nasdaq listing rules. With respect to our audit committee, our board of directors determined that each of Messrs. Hayashi and Mead and Ms. D'Emic satisfies the independence standards for audit committee membership established by the SEC and the Nasdaq listing rules. Our board of directors also determined that each of Messrs. Hayashi, Styslinger and Mead, who comprise our compensation committee, satisfy the independence standards for such committee established by the SEC and the Nasdaq listing rules. With respect to our nominating and corporate governance committee, our board of directors determined that each of Messrs. Evans and Styslinger and Ms. D’Emic satisfies the independence standards for such committee established by the SEC and the Nasdaq listing rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.

Board Leadership Structure

Our board of directors has considered the leadership structure of the board and determined that at this time Mr. Guo should serve both as our chief executive officer and as chairman of the board. Since 2003, Mr. Guo has served as our president and chief executive officer and has been an integral part of the leadership of our company and our board of directors, and his strategic vision has guided our growth and performance. Our board of directors believes that having Mr. Guo also serve as our chairman facilitates the board’s decision-making process and enables Mr. Guo to act as the key link between the board of directors and other members of management.

Our board of directors believes that it is beneficial for us and our stockholders to designate one of the directors as a lead director. The lead director serves a variety of roles including serving as principal liaison on board-wide issues between the independent directors and the chairman, presiding at the executive sessions of independent directors, assisting in the recruitment of board candidates, and having active involvement in establishing committee membership and committee chairs. Mr. Evans was elected by the independent directors to serve as our lead director.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com. In addition, we intend to continue to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our company;
•	a majority of the members of our board must be independent directors;
•	the independent directors will meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors;
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	our board will conduct periodic self-evaluations to determine whether it and its committees are functioning effectively.

A copy of our corporate governance guidelines is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Stock Ownership Guidelines

In February 2022, our board of directors adopted stock ownership guidelines establishing a minimum share ownership requirement for our non-employee directors, other than non-employee directors that elect not to receive compensation in connection with their service as non-employee directors. See the section titled “Executive Compensation—Other Compensation Policies—Stock Ownership Guidelines.”

Board Meetings

Our board of directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring its approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. Our board of directors met four times and took action by unanimous written consent two times during the fiscal year ended December 31, 2021.

Each of our directors attended at least 75% of the aggregate of all meetings of our board of directors and meetings of committees of our board of directors upon which they served during 2021. Our board of directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under Nasdaq and SEC rules.

Annual Meeting Attendance

It is our policy that members of our board of directors are encouraged to attend annual meetings of our stockholders. All of our directors attended our 2021 annual meeting of stockholders, which was a virtual meeting due to the coronavirus (COVID-19) pandemic.

Committees

Our board of directors has established an audit committee, compensation committee, and nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. Copies of the committee charters are posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Audit Committee

The members of our audit committee are Messrs. Hayashi and Mead and Ms. D’Emic. Ms. D’Emic is the chair of our audit committee. Our board of directors has determined that Messrs. Hayashi and Mead and Ms. D’Emic are independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Ms. D’Emic is an “audit committee financial expert” as defined by applicable SEC rules.

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are required to be approved in advance by our audit committee.

Our audit committee met five times and took action by unanimous written consent one time during the fiscal year ended December 31, 2021. Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Committee

The members of our compensation committee are Messrs. Hayashi, Mead and Styslinger. Mr. Styslinger is the chair of our compensation committee. Our board of directors has determined that Mr. Hayashi, Mr. Mead and Mr. Styslinger are independent within the meaning of Rule 10C-1 under the Exchange Act.

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;
•	determining our CEO’s compensation;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;
•	overseeing an evaluation of performance of our senior executives;
•	overseeing and administering our equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure to the extent such disclosure is required by SEC rules; and
•	preparing annual compensation committee reports to the extent required by SEC rules.

Typically, our compensation committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of our compensation committee, in consultation with our senior vice president of operations, who is responsible for human resources. Our compensation committee meets regularly in executive session. Our president and chief executive officer does not participate in any deliberations or determinations of our compensation committee regarding his compensation or individual performance objectives. Our compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel, and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Our compensation committee has engaged Pearl Meyer as an independent compensation consultant. Pearl Meyer assisted the compensation committee with monitoring an appropriate compensation peer group for annual compensation comparison purposes and reviewed the current incentive compensation programs and their performance alignment with the company’s short- and long-term business strategies. Our compensation committee evaluated our compensation consultants’ independence and concluded that the engagement of Pearl Meyer did not raise any conflict of interest after taking into consideration the applicable factors affecting consultant independence.

Our compensation committee met five times and took action by written consent eight times during the fiscal year ended December 31, 2021. Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee in 2021 were Messrs. Hayashi, Mead and Styslinger.  None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Nominating and corporate governance committee

The members of our nominating and corporate governance committee are Messrs. Evans and Styslinger and Ms. D’Emic. Mr. Evans is the chair of our nominating and corporate governance committee. Our board of directors has determined that Mr. Evans, Mr. Styslinger and Ms. D’Emic are independent under Nasdaq Rule 5605(a)(2).

The nominating and corporate governance committee’s responsibilities include:

•

recommending to our board of directors the persons to be nominated by our board of directors for election as directors at any meeting of stockholders and the persons to be elected by our board of directors to fill any vacancies on our board of directors; and

•	overseeing our board of directors’ corporate governance guidelines

Our nominating and corporate governance committee met two times and took action by written consent one time during the fiscal year ended December 31, 2021. Our nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

 Board Processes

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of our management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and operations; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; and our nominating and corporate governance committee oversees risk management activities related to the composition of our board. Each committee reports to the full board on a regular basis, including reports with respect to each committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending to the board the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

Our full board of directors is responsible for selecting nominees for election as directors and our board of directors considers the recommendations of our nominating and corporate governance committee when selecting nominees.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to other board members as well as other existing contacts for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. The qualifications, qualities and skills that our nominating and corporate governance committee believe must be met by a recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

•	First-time nominees should normally be able to serve for at least five years before reaching the age of 75.

Our nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow our independent directors to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Procedures for Submitting Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as other potential nominees considered by our nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for our next annual meeting of stockholders.

Stockholder Communications

Our board of directors provides to every stockholder of the company the ability to communicate with our board of directors, as a whole, and with individual directors through an established process for stockholder communication. For a stockholder communication directed to our board of directors as a whole, stockholders may send such communication to the attention of our company’s corporate secretary via U.S. mail or expedited delivery service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: Board of Directors, c/o Corporate Secretary.

For a stockholder communication directed to an individual director in his or her capacity as a member of our board of directors, stockholders may send such communication to the attention of the individual director via U.S. mail or expedited delivery service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: [Name of Individual Director], c/o Corporate Secretary.

We will forward by U.S. mail any such stockholder communication to each director, and to the chairman of our board of directors in his or her capacity as a representative of our board of directors, to whom such stockholder communication is addressed to the address specified by each such director and the chairman of our board of directors, unless there are safety or security concerns that mitigate against further transmission.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Ernst & Young as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022 and to perform an audit of the effectiveness of our internal control over financial reporting as of December 31, 2022, and we are asking you and other stockholders to ratify this appointment. Ernst & Young has served as our independent registered public accounting firm since 2020.

As a matter of good corporate governance, our board of directors determined to submit to stockholders for ratification the appointment of Ernst & Young. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young, we will review our future appointment of Ernst & Young.

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent registered public accounting firm shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

We expect that a representative of Ernst & Young will attend our Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

The Report of the Audit Committee of our board of directors included in this Proxy Statement is submitted by our audit committee. Our audit committee consists of the three directors whose names appear in the Report. None of the members of our audit committee is an officer or employee of Casa Systems, and our board of directors has determined that each member of our audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable Nasdaq listing rules. See “Corporate Governance—Director Independence” above for additional discussion regarding our board’s independence determinations with respect to members of our audit committee. Each member of our audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. D’Emic is an “audit committee financial expert,” as defined under the applicable rules of the SEC. Our audit committee operates under a written charter adopted by our board of directors.

Change in Independent Registered Public Accounting Firm

In July 2020, our audit committee began an evaluation of our then current independent registered public accounting firm. We conducted a competitive request for proposal process with several independent registered public accounting firms, including our previous incumbent auditor, PricewaterhouseCoopers LLP, or PwC. Upon conclusion of this evaluation, our audit committee approved the dismissal of PwC on August 24, 2020 and retained Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2020. There were no disagreements with PwC, and we have authorized them to respond fully to the inquiries of the successor auditors.

The reports of PwC on our consolidated financial statements for each of the two years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our consolidated financial statements for each of the two fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through August 24, 2020, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between our company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreement in connection with its report. During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through August 24, 2020, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K. In connection with the filing of our Current Report on Form 8-K on August 24, 2020, we provided PwC with a copy of the Form 8-K and requested that PwC furnish us with a letter addressed to the SEC stating whether PwC agreed with the statements made by our company in response to Item 304(a) of Regulation S-K, or if not, stating the respects in which it does not agree. We received the requested letter from PwC and we filed a copy of the letter, dated August 24, 2020, as Exhibit 16.1 to the Form 8-K.

Audit Fees

The following table presents fees for professional services and other services rendered by Ernst & Young and PwC, our independent registered public accounting firms, for the years ended December 31, 2021 and 2020.

	2021 Ernst & Young	2020 Ernst & Young	2020 PwC
Audit Fees (1)	$825,000	$703,000	$420,000
Audit-Related Fees (2)	—	—	—
Tax Fees (3)	677,435	—	—
All Other Fees (4)	132,079	4,800	—
	$1,634,514	$707,800	$420,000

(1)

Audit Fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and statutory audits, consultations on accounting matters directly related to the audit, consents and assistance with and review of documents filed with the SEC, and services that are normally provided by our independent registered public accounting firm in connection with statutory audits required in regulatory filings.

(2)	Audit-Related Fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees represent fees for tax compliance and tax consulting and advice.
(4)	All Other Fees represent fees for products and services provided by Ernst & Young and PwC that are not included in the service categories above.

Recommendation of our Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Report of the Audit Committee of our Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Casa Systems specifically incorporates this report or a portion of it by reference.

Our audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

Our audit committee has reviewed our consolidated financial statements for 2021 and met with management, as well as with representatives of Ernst & Young, our independent registered public accounting firm, to discuss the consolidated financial statements. Our audit committee also discussed with members of Ernst & Young the matters required to be discussed by the Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board.

In addition, our audit committee received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with our audit committee concerning independence, and discussed with members of Ernst & Young its independence.

Based on the foregoing communications, its review of the financial statements and other matters it deemed relevant, our audit committee recommended to our board of directors that our audited consolidated financial statements for 2021 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee

Susana D’Emic (Chair)

Daniel S. Mead

Michael Hayashi

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 11, 2022, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

The percentages in the table below are based on a total of 84,689,756 shares of our common stock outstanding as of March 11, 2022, but not including any additional shares issuable upon exercise of outstanding options.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 11, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Summit Partners(1)	34,124,480	40.2%
AllianceBernstein L.P.	4,514,498	5.3%
Executive Officers and Directors
Jerry Guo(2)	13,183,370	15.1%
Weidong Chen(3)	6,072,374	7.1%
Lucy Xie(4)	2,729,930	3.2%
Scott Bruckner(5)	519,890	*
Matthew Slepian	23,417	*
Susana D'Emic	80,205	*
Bruce R. Evans(1)	34,124,480	40.2%
Michael T. Hayashi	84,801	*
Daniel S. Mead	77,777	*
Bill Styslinger	513,413	*
All executive officers and directors as a group (10 persons)(6)	57,409,657	64.8%

(1)

Consists of 21,268,476 shares of common stock held by Summit Partners Private Equity Fund VII-A, L.P., 12,774,194 shares of common stock held by Summit Partners Private Equity Fund VII-B, L.P., 72,605 shares of common stock held by Summit Investors I, LLC and 9,205 shares of common stock held by Summit Investors I (UK), L.P. Summit Partners, L.P. is the managing member of Summit Partners PE VII, LLC, which is the general partner of Summit Partners PE VII, L.P., which is the general partner of each of Summit Partners Private Equity Fund VII-A, L.P. and Summit Partners Private Equity Fund VII-B, L.P. Summit Master Company, LLC is the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its investment committee responsible for voting and investment decisions with respect to our company. Summit Partners, L.P., through a three-person investment committee responsible for voting and investment decisions with respect to our company, currently comprised of Peter Y. Chung, Bruce R. Evans and Martin J. Mannion, has voting and dispositive power over the shares held by each of these entities and therefore may be deemed to beneficially own such shares. Each of the Summit entities and persons mentioned in this footnote disclaims beneficial ownership of the shares, except for those shares held of record by such entity, and except to the extent of their pecuniary interest therein. The address of the entities and persons mentioned in this footnote is 222 Berkeley Street, 18th Floor, Boston, Massachusetts

02116. For information regarding Summit Partners, L.P. and its affiliates, we have relied on Amendment No. 1 to Schedule 13G filed by Summit Partners, L.P. with the SEC on February 13, 2019.
(2)	Consists of (i) 10,785,223 shares of common stock held by Mr. Guo and (ii) options to purchase 2,398,147 shares of common stock that may be exercised within 60 days of March 11, 2022.
(3)

Consists of (i) 2,167,404 shares of common stock held by Mr. Chen, (ii) options to purchase 320,313 shares of common stock that may be exercised within 60 days of March 11, 2022 and (iii) 3,584,657 shares of common stock held by Dragonfly 2012 Irrevocable Trust, a family trust established for the children of Mr. Guo and Ms. Xie. Mr. Chen serves as trustee for Dragonfly 2012 Irrevocable Trust and has voting and dispositive control over the shares held by Dragonfly 2012 Irrevocable Trust. Mr. Chen and Dragonfly 2012 Irrevocable Trust each disclaim beneficial ownership of such shares, except for those shares held of record by such person or entity, and except to the extent of such person or entity’s pecuniary interest therein.

(4)	Consists of (i) 2,169,379 shares of common stock held by Ms. Xie and (ii) options to purchase 560,551 shares of common stock that may be exercised within 60 days of March 11, 2022.
(5)	Consists of (i) 114,890 shares of common stock held by Mr. Bruckner and (ii) options to purchase 375,000 shares of common stock that may be exercised within 60 days of March 11, 2022.
(6)

Includes (i) 16,046,509 shares of common stock held by our current directors and executive officers, and (ii) options to purchase 3,654,011 shares of common stock that may be exercised within 60 days of March 11, 2022 by our current directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities of ours with the SEC. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2021, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Overview and Philosophy

Our compensation program is designed to:

•

Attract, Motivate and Retain Talent – We seek to offer compensation that will attract exceptional employment candidates, incentivize and reward outstanding employee performance, and offer total compensation that is competitive with the market.

•	Align with Company Culture – We seek to structure compensation and incentives to align employee behavior with our core values.
•	Align with Performance – We seek to incorporate variability into our compensation program such that compensation will reflect corporate and individual achievement relative to our strategic objectives.
•	Align with Stockholder Interests – We seek to structure compensation and incentives, particularly with respect to equity award grants, so as to create alignment with stockholder interests.

Our compensation committee is responsible for reviewing and ultimately approving the chief executive officer’s compensation and pay recommendations presented by the chief executive officer for our other executive officers.  Our management team determines the compensation of all other employees (subject to the compensation committee’s approval of the company-wide merit pool budget, short-term incentive and long-term incentive plan design, cost and share pool budgets).

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies.  Our compensation committee engaged Pearl Meyer in 2021 to assist the compensation committee with monitoring an appropriate compensation peer group for annual compensation comparison purposes and review the current incentive compensation programs and their performance alignment with the company’s short- and long-term business strategies, as well as to evaluate and advise on a performance-based approach to our long-term compensation program for the coming fiscal year with the overall goal of designing the company’s executive compensation philosophy and strategy.  We do not believe the retention of, and the work performed by, Pearl Meyer creates any conflict of interest.

Principal Compensation Program

Our compensation program consists of three core elements: (1) base salary and benefits, (2) a short-term incentive plan, and (3) a long-term incentive plan.  The table below provides an overview of these elements, their respective purposes, how they are determined and adjusted, and the deliverables associated with each.

Compensation Element	Purpose	Determination & Adjustment Factors	Deliverables
Base Salary and Benefits	Attract and retain employees through competitive pay and benefit programs; provide alignment with the Company’s core values	Individual performance, experience, tenure, competitive market data, internal equity and employee potential	Base salary – fixed bi-weekly cash payments Benefits – health and welfare insurance, and retirement savings programs
Short-Term Incentive Plan	Create an incentive for the achievement of pre-defined annual business and individual objectives	For target bonuses – competitive market data and internal equity For actual bonus payouts – performance against pre-established criteria	Annual variable cash payout

Long-Term Incentive Plan	Align interests of employees with stockholders; create focus on long-term performance; use as retention tool	Annual awards – individual performance, company performance, market data, internal equity, and employee potential New hire, promotion and special awards – internal equity and market data

Annual awards – restricted stock units (“RSUs”) and/or stock options granted to executives and certain other senior employees

New hire, promotion, and special awards – RSUs and/or stock options granted on a case-by-case basis

Base Salary – Base salary reflects the fixed portion of an employee’s overall compensation package and is the base or reference amount from which other compensation elements are determined, such as target bonuses, equity awards, and retirement savings opportunities.  In determining whether to award base salary increases, the compensation committee and management consider, among other things, market conditions, our business outlook and the size of our current merit increase budget.

Short-Term Incentive Plan – The short-term incentive plan (annual cash incentive) is designed to reward short-term performance results. The payout under the annual cash incentive is based on achievement of corporate and/or individual financial and non-financial goals.  Weighting of goals may vary by employee.  The annual cash incentive program provides a direct link between the employee’s compensation and annual performance of our business and/or the individual.  The annual cash incentive program is designed to provide a competitive payout at appropriate levels of performance achievement.

Long-Term Incentive Plan – We currently utilize RSUs and stock options to provide annual long-term incentive awards to our employees. We also use RSUs and stock options for new hires, promotions, and special awards.  Both RSUs and stock options provide ownership and retention incentive value using multi-year vesting schedules.

Each of the preceding compensation elements is considered both individually and collectively when considering compensation adjustments. Compensation adjustments also consider the interrelation between each compensation element to ensure that the entire program is appropriately aligned. In addition, management may also apply discretion in determining specific compensation levels of individual employees. The compensation program is evaluated annually considering any evolving changes to our existing business strategy and plans.

Management also considers recommendations regarding the level of compensation to be paid to employees when compared to competitive market data. Management assesses each employee’s contributions to the business and his or her ability to execute on our long-term strategy when making any recommendations regarding compensation. The chief executive officer and other members of management do not participate in the determination of their own compensation.

Other Compensation Programs

Other Employee Benefits

Executives are eligible to participate in all of our then-current benefit plans, in each case on the same basis as other employees, including health and dental insurance, life and disability insurance, and our 401(k) plan.

•

Health and Welfare Benefits – Management recognizes that our employees are our greatest resource, and therefore, believes that it is appropriate to offer comprehensive and affordable health and welfare benefits to all employees and their eligible family members. Executives receive the same benefits as offered to all other full-time employees.

•

401(k) Retirement Plan – Management also believes that contemporary retirement programs that assist employees in preparing for retirement are essential to attract and retain talent. Accordingly, we maintain a retirement plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. We match 50% of employee contributions to our 401(k) plan up to a maximum amount of 6% of eligible wages, which matching contributions are subject to vesting in equal annual increments over two years, subject to full vesting upon death, disability or attainment of retirement.

Executive Officers: Change in Control and Severance Coverage

We believe that offering severance and change-in-control provisions provides executives a degree of security in the event of a transaction, and we review these programs on an annual basis to ensure they remain appropriate going forward. The compensation committee does not consider specific amounts payable under these arrangements when establishing annual compensation.  However, we believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our company. For more information, see the section titled “Potential Payments Upon Termination or Change in Control” below.

Other Compensation Policies

Stock Ownership Guidelines

In February 2022, our board of directors adopted stock ownership guidelines establishing a minimum stock ownership requirement for non-employee directors and executive officers. Our stock ownership guidelines provide that our non-employee directors must hold a number of shares of our common stock with a value equal to four times their annual base cash retainer.  Our stock ownership guidelines also provide that our executive officers must hold a number of shares of our common stock with a value equal to six times his base salary, in the case of our chief executive officer, and two times their base salary, in the case of each of our other executive officers. Our non-employee directors and executive officers generally will have until the later of February 22, 2027 or, if applicable, five years after the date a non-employee director or executive officer is appointed or elected to comply with the minimum stock ownership requirement.

Derivatives and Hedging

All employees, including our named executive officers, and members of our board of directors (or their designees) are prohibited from purchasing financial instruments, or otherwise engaging in transactions that are designed to hedge or offset any fluctuations in the market value of our equity securities they hold directly or indirectly, whether or not such securities were acquired from our equity compensation programs.

Pledging Company Securities

All employees, including our named executive officers, and members of our board of directors (or their designees) are prohibited from purchasing shares on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan, except in certain limited circumstances with approval of the chief financial officer or general counsel and the audit committee.

Compensation Tables

The “named executive officers” for purposes of the disclosure set forth below are:

•	Jerry Guo, who serves as our President, Chief Executive Officer and Chairman of the board of directors;
•	Lucy Xie, who serves as our Senior Vice President of Operations and as a member of our board of directors; and
•	Weidong Chen, who serves as our Chief Technology Officer.

The information set forth in the Summary Compensation Table below reflects compensation paid to or earned by our named executive officers for the years indicated.

Fiscal 2021 Compensation Program

Base Salary

Our named executive officers receive a base salary to provide a fixed amount of compensation. The base salary payable to each named executive officer is intended to reflect each executive’s skill set, experience, role and responsibilities. Our compensation committee establishes the base salary of our named executive officers in consultation with management and the compensation committee’s independent compensation consultant, and base salaries are reviewed annually to determine whether any adjustments are necessary or appropriate. For the year ended December 31, 2021, the annual base salaries for each of Mr. Guo, Ms. Xie and Mr. Chen were $733,048, $438,114 and $438,114, respectively.

Annual Bonuses

For 2021, each of our named executive officers was eligible to receive an annual bonus based upon achievement of certain performance goals.  Amounts awarded to each of our named executive officers related to this bonus are set forth in the “Summary Compensation Table” below.

Equity Compensation

In 2021, we provided long-term incentive compensation to our named executive officers in the form of time-based RSUs and performance-based RSUs, or PSUs. These awards are designed to align the interests of our executive officers, including named executive officers, and shareholders and to provide each individual executive officer with a significant incentive to manage us with a vested interest in the business and remain employed by us.

Time-based RSUs vest in four equal annual installments following the date of grant, subject to continued service.  PSUs are eligible to vest over a 3-year performance period ending on February 23, 2024, subject to specified performance goals.

Summary Compensation Table

The following table sets forth the total compensation paid to our chief executive officer and each of our two other most highly compensated executive officers for the years ended December 31, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jerry Guo	2021	735,790	1,026,267	(3)	4,398,287	8,700	6,169,044
President, Chief Executive	2020	717,172	1,594,201	(4)	3,720,801	8,550	6,040,724
Officer and Chairman
Lucy Xie	2021	439,753	306,680	(3)	1,533,400	8,700	2,288,533
Senior Vice President of	2020	428,626	476,396	(4)	1,365,612	8,550	2,279,184
Operations and Director
Weidong Chen	2021	439,753	306,680	(3)	1,095,283	8,700	1,850,416
Chief Technical Officer	2020	428,626	476,396	(4)	1,022,344	8,550	1,935,916

(1)

The amounts reported represent the aggregate grant-date fair value of the RSUs and PSUs awarded to the named executive officer during the year in question, calculated in accordance with FASB ASC Topic 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the RSUs and PSUs reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officers upon settlement of the RSUs and PSUs. Amounts reported for PSUs are based upon maximum achievement.

(2)	Constitutes matching contributions to 401(k) plans.
(3)	Consists of a discretionary bonus for 2021 performance paid in 2022.
(4)	Consists of a discretionary bonus for 2020 performance paid in 2021.

Pay Ratio

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Guo, our chief executive officer. For 2021, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our chief executive officer), was $84,168; and
•	the annual total compensation of our chief executive officer was $6,169,044, which reflects the amount reported in the “Total” column for 2021 of the Summary Compensation Table above.

Based on this information, for 2021, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all employees was approximately 73 to 1. Below is a description of the methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee. We believe that this information is useful to put into context the ratio comparing the annual total compensation of the median employee in our Company with the annual total compensation of our chief executive officer.

We determined that, as of December 31, 2021, our employee population consisted of approximately 1,004 individuals working at the Company and our consolidated subsidiaries. Given our global business, our workforce is distributed among a number of countries and regions. Of those, approximately 33.3% of these employees are located in the United States.

We measured compensation using the 12-month period ending December 31, 2021. Our compensation programs vary from region to region and from country to country. Our employees are compensated on either a salaried basis or an hourly basis. In addition, some employees receive equity incentive awards, sales incentives and/or bonuses. We included salary or hourly wages, as applicable, as well as any equity incentive awards granted and bonuses and sales incentives earned for 2021 in our measurement to determine the median of the annual total compensation of all our employees.

In making our determination of the median employee, we annualized the salaries of employees who were hired in 2021 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee. For purposes of this disclosure, we applied foreign currency to U.S. dollar exchange rates using the rate of exchange of each applicable currency as of December 31, 2021.

Using this methodology, we determined that the median employee was a full-time, salaried employee located in the United States. With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $84,168. With respect to the annual total compensation of our chief executive officer, we used the amount reported in the “Total” column for 2021 of the Summary Compensation Table appearing in the table above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held as of December 31, 2021, by our named executive officers.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(1)
Jerry Guo	1/23/2015	(2)	1,079,995	—	4.18	1/22/2025
	3/26/2016	(3)	592,160	—	8.39	3/25/2026
	1/31/2017	(4)	426,535	—	12.24	1/30/2027
	3/8/2018	(5)	293,218	6,239	24.87	3/7/2028
	3/8/2018	(6)					11,806	66,940
	2/5/2019	(7)					181,095	1,026,809
	2/25/2020	(8)					267,555	1,517,037
	2/23/2021	(9)					160,404	909,491
	2/23/2021	(10)							320,809	1,818,987

Lucy Xie	1/23/2015	(2)	227,440	—	4.18	1/22/2025
	3/26/2016	(3)	149,645	—	8.39	3/25/2026
	1/31/2017	(4)	107,790	—	12.24	1/30/2027
	3/8/2018	(5)	74,099	1,577	24.87	3/7/2028
	3/8/2018	(6)					6,962	39,475
	2/5/2019	(7)					63,137	357,987
	2/25/2020	(8)					159,908	906,678
	2/23/2021	(9)					95,867	543,566
	2/23/2021	(10)							71,901	407,679

Weidong Chen	1/23/2015	(2)	129,965	—	4.18	1/22/2025
	3/26/2016	(3)	85,510	—	8.39	3/25/2026
	1/31/2017	(4)	61,595	—	12.24	1/30/2027
	3/8/2018	(5)	42,342	901	24.87	3/7/2028
	3/8/2018	(6)					3,979	22,561
	2/5/2019	(7)					45,098	255,706
	2/25/2020	(8)					159,908	906,678
	2/23/2021	(9)					95,867	543,566
	2/23/2021	(10)							23,967	135,893

(1)	The value of equity awards is based on the closing price of our stock on the Nasdaq Global Select Market on December 31, 2021.
(2)	One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2016, and the balance vested in 36 equal monthly installments thereafter.
(3)	One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2017, and the balance vested in 36 equal monthly installments thereafter.
(4)

One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2018, and the balance is scheduled to vest in 36 equal monthly installments thereafter, subject to continued service with us through each applicable vesting date.

(5)

One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2019, and the balance is scheduled to vest in 36 equal monthly installments thereafter, subject to continued service with us through each applicable vesting date.

(6)	One-fourth (1/4) of these RSUs vested on January 1, 2019, 2020, 2021, and 2022.
(7)

One-fourth (1/4) of these RSUs vested on January 1, 2020, 2021 and 2022, and one-fourth (1/4) are scheduled to vest on January 1, 2023, subject to continued service with us through each applicable vesting date.

(8)

One-fourth (1/4) of these RSUs vested on February 25, 2021 and 2022, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

(9)	One-fourth (1/4) of these RSUs vested on January 1, 2022, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

(10)	These PSUs vest over a three-year period based on the achievement of performance goals and continued performance of services. These PSUs may vest on or before February 23, 2024.

Potential Payments upon Termination or Change in Control

Stock Incentive Plans

Under each of our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan, our board of directors may provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, in connection with (a) any merger or consolidation of the company with or into another entity as a result of which all of the common stock of the company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the common stock of the company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the company. Further, under our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan, our board of directors has complete discretion to cause any award to become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Employment Agreements

Employment Agreement with Mr. Guo

We are a party to an employment agreement with Mr. Guo dated November 17, 2017. Under the employment agreement, Mr. Guo is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The employment agreement provides that Mr. Guo is entitled to a base salary of $677,806 during his employment with us and that he is eligible, at our sole discretion, to earn a target annual bonus equal to 150% of his base salary, subject to adjustment. Mr. Guo’s current base salary is $733,048 and his current target annual bonus amount is 200% of his base salary. The employment agreement also provides that Mr. Guo is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 550% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Mr. Guo’s current target annual equity award is equal to 600% of his current base salary. Prior to 2020, annual equity awards granted under the long-term incentive program were subject solely to time-based vesting conditions. Beginning in 2020, our board of directors determined that a portion of such awards would be subject solely to time-based vesting conditions and a portion of such awards would be subject solely to market-based vesting conditions, determined by our company’s level of achievement of pre-established parameters relating to the performance of our company’s stock price.

Under the employment agreement, Mr. Guo is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement with us, to (i) receive an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Mr. Guo’s employment with us terminates by reason of his death or disability, Mr. Guo is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, to the extent such awards are time-based vesting awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement. Any performance-based vesting awards are subject to the accelerated vesting terms, if any, set out in the applicable grant documents.

Employment Agreement with Ms. Xie

We are a party to an employment agreement with Ms. Xie dated November 17, 2017. Under the employment agreement, Ms. Xie is an at-will employee, and her employment with us can be terminated by her or us at any time and for any reason. The employment agreement provides that Ms. Xie is entitled to a base salary of $376,836 during her employment with us and that she is eligible, at our sole discretion, to earn a target annual bonus equal to 100% of her base salary, subject to adjustment. Ms. Xie’s current base salary is $463,500 and her current target annual bonus amount is 100% of her base salary. The employment agreement also provides that Ms. Xie is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 350% of her then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Prior to 2020, annual equity awards granted under the long-term incentive program were subject solely to time-based vesting conditions. Beginning in 2020, our board of directors determined that a portion of such awards would be subject solely to time-based vesting conditions and a portion of such awards would be subject solely to market-based vesting conditions, determined by our company’s level of achievement of pre-established parameters relating to the performance of our company’s stock price.

Under the employment agreement, Ms. Xie is entitled, subject to her execution and nonrevocation of a release of claims in our favor, in the event of the termination of her employment by us without cause or by her for good reason, each as defined in her employment agreement with us, to (i) receive an amount equal to the sum of her then-current annual base salary plus her target annual bonus for the year of her termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to her prior to her termination for a period of 12 months following the date that her employment with us is terminated, or earlier, if she becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following her termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Ms. Xie’s employment with us terminates by reason of her death or disability, Ms. Xie is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, to the extent such awards are time-based vesting awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement. Any performance-based vesting awards are subject to the accelerated vesting terms, if any, set out in the applicable grant documents.

Employment Agreement with Mr. Chen

We are a party to an employment agreement with Mr. Chen dated November 17, 2017. Under the employment agreement, Mr. Chen is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The employment agreement provides that Mr. Chen is entitled to a base salary of $376,836 during his employment with us and that he is eligible, at our sole discretion, to earn a target annual bonus equal to 100% of his base salary. Mr. Chen’s current base salary is $438,114 and his current target annual bonus amount is 100% of his base salary. The employment agreement also provides that Mr. Chen is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 200% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Mr. Chen’s current target annual equity award is equal to 250% of his current base salary. Prior to 2020, annual equity awards granted under the long-term incentive program were subject solely to time-based vesting conditions. In 2020 and 2021, our board of directors determined that a portion of such awards would be subject solely to time-based vesting conditions and a portion of such awards would be subject solely to market-based vesting conditions, determined by our company’s level of achievement of pre-established parameters relating to the performance of our company’s stock price.

Under the employment agreement, Mr. Chen is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement with us, to (i) receive an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Mr. Chen’s employment with us terminates by reason of his death or disability, Mr. Chen is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, to the extent such awards are time-based vesting awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement. Any performance-based vesting awards are subject to the accelerated vesting terms, if any, set out in the applicable grant documents.

Director Compensation

In November 2017, our board of directors approved a non-employee director compensation program that became effective upon the closing of our initial public offering on December 19, 2017. In April 2018, our board of directors amended the program to provide that non-employee directors beneficially owning more than 10% of our outstanding common stock would not be entitled to compensation under the program. In February 2022, our compensation committee further amended the program to increase certain retainers and other compensation payments. Under the program, new non-employee directors that qualify under the program receive an initial award in the form of restricted stock units for the number of shares of our common stock equal to $300,000 divided by the closing price of our common stock on the Nasdaq Global Select Market on the date of such director’s initial election to our board of directors. Any such restricted stock units will vest in equal increments at the end of each successive three-month period, over a period of three years after the date of grant. In addition, non-employee directors that qualify under the program receive the cash compensation set forth below, and an additional payment of $170,000 annually on the date of the first meeting of our board of directors held on or after the date of each annual meeting of stockholders, to be paid, at the discretion of our board of directors, in the form of cash or restricted stock units for the number of shares of our common stock equal to $170,000 divided by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. Prior to 2022, the amount of this additional payment was $150,000 annually. Any such restricted stock units will vest one year after the date of grant. Restricted stock units granted under our non-employee director compensation policy are settleable upon vesting in the form of cash or shares of our common stock at the discretion of our board of directors. The vesting of any restricted stock units to our non-employee directors under our non-employee director compensation policy is subject to such non-employee director’s continued service as a director and will accelerate in full upon a change in control of our company.

We also have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Under our non-employee director compensation program, each non-employee director that qualifies under the program is eligible to receive compensation for his or her service on our board of directors or committees thereof consisting of annual cash retainers paid quarterly in arrears, as follows:

Position	2022 Retainer	2021 Retainer
Board member	$50,000	$50,000
Audit committee chair	$25,000	$20,000
Compensation committee chair	$17,000	$10,000
Nominating and corporate governance committee chair	$10,000	$10,000
Audit committee member	$10,000	$10,000
Compensation committee member	$7,500	$5,000
Nominating and corporate governance committee member	$5,000	$5,000

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2021.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Total ($)
Susana D'Emic	$75,000	$150,000	(2)	$225,000
Michael T. Hayashi	$65,000	$150,000	(2)	$215,000
Daniel S. Mead	$65,000	$150,000	(2)	$215,000
Bill Styslinger	$65,000	$150,000	(2)	$215,000

(1)	The amounts reported in this column reflects the aggregate grant date fair market value of RSUs granted to non-employee directors in 2021, as calculated in accordance with FASB ASC Topic 718.
(2)	Consists of 16,043 RSUs granted to each member on June 14, 2021 as an equity grant of restricted stock units, intended to be consistent with our non-employee director compensation program.

The following table sets forth, with respect to each of our non-employee directors, the aggregate number of RSUs outstanding as of December 31, 2021:

Name	Stock Awards (#)
Susana D'Emic	16,043
Michael T. Hayashi	16,043
Daniel S. Mead	16,043
Bill Styslinger	16,043

Limitation of Liability and Indemnification

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors. We have agreed that we will be the indemnitor of “first resort,” however, with respect to any claims against these directors for indemnification claims that are indemnifiable by both us and their employers. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses), and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against these directors’ employers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our equity compensation plans consist of our 2003 Stock Incentive Plan, our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan. Prior to our initial public offering, we granted awards under our 2003 Stock Incentive Plan and our 2011 Stock Incentive Plan. In connection with our initial public offering, we started granting awards under our 2017 Stock Incentive Plan and ceased granting awards under all prior plans. The following table contains information about our equity compensation plans as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted- average exercise price of outstanding options (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	10,669,368	(3)	$8.82	9,810,447
Equity compensation plans not approved by security holders	—		—	—
Total	10,669,368		$8.82	9,810,447

(1)	The weighted-average exercise price information does not include any outstanding restricted stock units, which represent the right to receive shares of common stock upon vesting.
(2)

Consists of our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan.  Our 2017 Stock Incentive Plan provides for further annual increases in the number of shares authorized for issuance under the plan, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lowest of 20,000,000 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of such fiscal year and an amount determined by our board of directors. Our board of directors determined that no increase in the number of shares authorized for issuance under the 2017 Stock Incentive Plan would be authorized for the fiscal year ending December 31, 2021.

(3)

This amount includes 5,918,785 shares subject to outstanding stock options, 4,308,550 shares subject to outstanding time-based restricted stock units and 442,033 shares subject to outstanding performance-based restricted stock units.

RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our executive officers that are described elsewhere in this Proxy Statement or that are not required to be disclosed herein in accordance with the rules of the SEC, below we describe transactions since January 1, 2021, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Employment of Rongke Xie

Rongke Xie, who serves as General Manager of Guangzhou Casa Communication Technology LTD, one of our subsidiaries, is the sister of Lucy Xie, our Senior Vice President of Operations and a member of our board of directors. We paid Rongke Xie $223,615 in total compensation in the year ended December 31, 2021, for her services as an employee.

In addition, during the years ended December 31, 2021 and 2020, we granted to Rongke Xie 13,228 and 89,686 RSUs, respectively, which vest in annual installments over a four-year period. The grant-date fair value of the awards totaled $100,000 and $200,000, respectively, which will be recorded as stock-based compensation expense over the vesting period of the awards. During the years ended December 31, 2021 and 2020, we recognized selling, general and administrative expenses of $109,948 and $90,194, respectively, related to these awards.

Indemnification Agreements

Our restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. See “Executive Compensation—Limitation of Liability and Indemnification.”

Arrangements with Executive Officers

For a description of the compensation arrangements that we have with our named executive officers and directors, see “Executive Compensation”.

Policies and Procedures for Related Person Transactions

We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the policy provides that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction;
•

interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction;

•	interests arising from both the position and ownership level described above;
•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•	interests arising solely from the ownership of a class of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;
•

a transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to our board of directors for approval, by the compensation committee of the board of directors or a group of independent directors of ours performing a similar function;

•	a transaction that involves compensation to a director for services as one of our directors if such compensation will be reported pursuant to Item 402(k) of Regulation S-K;
•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws;
•	interests arising solely from indebtedness of a significant stockholder or an immediate family member of a significant stockholder of ours, as such terms are defined under the policy;
•	a transaction where the rates or charges involved in the transaction are determined by competitive bids;
•	a transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; and
•	a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

TRANSACTION OF OTHER BUSINESS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our amended and restated by-laws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our corporate secretary at 100 Old River Road, Andover, Massachusetts 01810, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated by-laws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be a stockholder of record who is entitled to vote on such business at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder or beneficial owner proposing such business and certain additional information.

The advance notice requirements for the 2023 annual meeting of stockholders are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary at the address set forth above by February 11, 2023, but not before January 12, 2023, which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the Annual Meeting, unless the date of the 2022 annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 2, 2022, unless the date of the 2023 annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, in which case the deadline is a reasonable time before the company begins to print and send its proxy material. Such proposals must be delivered to our corporate secretary, c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

APPENDIX A

Definitive Proxy Soliciting Materials

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Casa Systems, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 21, 2022 TIME: Thursday, May 12, 2022 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CASA for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jerry Guo, Lucy Xie, and each or either of them (the "Named Proxies"), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Casa Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/CASA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-882-9119 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CASA.

Casa Systems, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Susana D'Emic #P2# #P2# FOR 1.02 Bruce Evans #P3# #P3# FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. #P4# #P4# #P4# FOR NOTE: To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof). You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CASA. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page – VIFL Date Signature (if held jointly) Date Please make your marks like this: X